Exhibit 10.1

SSA GLOBAL TECHNOLOGIES, INC.

2003 EQUITY INCENTIVE PLAN

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment To Stock Option Agreement is made and entered into as December 31, 2005, by and between SSA Global Technologies, Inc., a Delaware corporation (“Company”), and the undersigned current employee of Company (“Optionee”).

R E C I T A L S

A.            On July 31, 2003, Optionee was granted an option to purchase the number of shares of common stock of the Company specified on Exhibit A hereto pursuant to the SSA Global Technologies, Inc. 2003 Equity Incentive Plan (“Plan”), as evidenced by that certain SSA Global Technologies, Inc. 2003 Equity Incentive Plan Stock Option Agreement by and between Company and Optionee and having a specified Grant Date of July 31, 2003 (“Option Agreement”).

B.            The Option Price under such grant was $29.92 per share, which was less than the fair market value of a share of the Company’s common stock on the Grant Date as reflected on a contemporaneous third party independent valuation of the Company.

C.            Pursuant to the terms of the Option Agreement, as a result of a recapitalization of the Company pursuant to which each share of common stock was split, and by action of the Board of Directors, the number of shares subject to the option increased as reflected on Exhibit A hereto and the Initial Option Price was proportionately restated to be $2.06 per share.

D.            Optionee has requested that the terms of the Option Agreement be modified such that the options granted under the Option Agreement will not be subject to section 409A of the Internal Revenue Code of 1986, as amended (“Code’).

E.             Internal Revenue Service Notice 2005-1, Q&A 18(d) and the Preamble to the proposed regulations issued under section 409A on September 29, 2005 (“Preamble”) provide that options granted with an exercise price which is less than the fair market value of a share of stock on the grant date will not be subject to section 409A if, prior to December 31, 2006, the exercise price is modified to substitute an exercise price which is at least equal to the fair market value of a share of common stock on the grant date.

F.             Internal Revenue Service Notice 2005-1, Q&A 19(c), allows participants in deferred compensation plans adopted before December 31, 2005 to allow participants to make new payment elections with respect to amounts deferred under such plans and the Preamble makes clear that the initial deferral rules of section 409A are satisfied where the time and form of payment is non-elective and is otherwise set forth in the agreement which creates the legally binding right to payment.

G.            Consistent with Internal Revenue Service Notice 2005-1 and the Preamble, in order to partially compensate Optionee for the loss of economic value resulting from the modification of the Option Price, Company has agreed to make a grant of restricted stock to Optionee and to make certain future payments to Optionee.

NOW, THEREFORE, intending to be legally bound, Company and Optionee hereby agree as follows:

1.             Restatement of Option Price.  Effective December 31, 2005, the Option Price under the Option Agreement shall be increased from $2.06 per share to $6.34 per share, being the fair market value of a share of the Company’s common stock on July 31, 2003 as determined by a contemporaneous third party independent appraisal.

2.             Grant of Restricted Shares.  On or before January 31, 2006, Company shall grant and award to Optionee the number of shares of Common Stock set forth on Exhibit A hereto.  Such Award shall be made under the terms of the Plan and a separate Award Agreement which shall provide that Optionee’s right with respect to such shares of Common Stock shall vest and become non-forfeitable on June 30, 2008 or earlier if Optionee’s employment with Company terminates due to Optionee’s death, Disability or by Company without Cause or by Optionee for Good Reason.  In the event that Optionee’s employment with Company is terminated by Company for Cause or by Optionee other than for Good Reason, Optionee’s rights with respect to such Common Stock shall terminate and be forfeited.

3.             Right to Future Payments.  Company hereby grants to Optionee the right to receive during 2006 the cash payments specified on Exhibit A.  Such payments shall be made within thirty (30) days of the end of each 2006 calendar quarter.

4.             Definitions.  Initially capitalized terms used in this Agreement and not defined herein shall have the meaning given to such terms under the Plan or Option Agreement.

5.             Continuing Agreement.  Except as expressly provided in paragraph 1 above, the Option Agreement shall continue in full force and effect and shall not be affected by this Amendment.

SSA Global Technologies, Inc.	Optionee

By:
Signature
Title:

Date: December , 2005	Printed Name

Date: December , 2005

EXHIBIT A

TO

AMENDMENT TO STOCK OPTION AGREEMENT

Optionee:

Grant Date:  July 31, 2003

Original Number of Option Shares:

Original Option Price:  $29.92

Post Split Number of Option Shares:

Post Split Option Price:  $2.06

Post Amendment Option Price:  $6.34

Restricted Share Award:

2006 Quarterly Cash Payment: